  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2016

Griffin-Benefit Street Partners BDC Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55351

MD	47-0995168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

Griffin-Benefit Street Partners BDC Corp. (the "Registrant") held its Annual Meeting of Stockholders (the "Annual Meeting") on December 13, 2016. As of October 14, 2016, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 4,563,196 shares were entitled to vote, and 1,680,174 of those shares voted in person or by proxy at the Annual Meeting. Stockholders were asked to consider and act upon:

•	Proposal 1 - the election of two Class II directors, each to serve for a three year term expiring at the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

•	Proposal 2 - the ratification of the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2016.

At the Annual Meeting the following directors were each elected to serve as a director until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The votes for, votes withheld, and broker non-votes for each director nominee are set forth below:

	Votes For:	Votes Withheld:	Broker Non-Votes:
Richard J. Byrne	1,611,208	14,812	54,154
M. Brent Stevens	1,609,208	16,812	54,154

At the Annual Meeting, the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2016 was ratified by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Ratification of Appointment of Ernst & Young LLP	1,638,113	8,273	33,788

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-Benefit Street Partners BDC Corp.

Date: December 14, 2016	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary